U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2009

Date of Report (Date of earliest event reported)

Commission File No. 333-127388

Zoro Mining Corp. (Exact name of registrant as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 North Campbell Ave. #110 Tucson, Arizona 85719 (Address of principal executive offices)

(520) 299-0390 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on August 15, 2009, the Board of Directors of Zoro Mining Corp., a Nevada corporation (the "Company"), authorized the settlement of debt with those certain creditors (collectively, the “Creditors”), which debt consisted of outstanding convertible notes, advances, promissory notes, services, accrued interest and other amounts aggregating $1,956,174.00 (the “Aggregate Debt”). The Aggregate Debt was satisfied in accordance with the issuance of an aggregate 4,890,440 shares of the restricted common stock of the Company at $0.40 per share (the “Common Stock”).

1,837,020 of the shares of Common Stock issued in accordance with the debt settlements were to non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”) and 3,053,420 of the shares of Common Stock issued in accordance with the debt settlements were to United States residents in reliance on Regulation D promulgated under the Securities Act. The shares of Common Stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Creditors each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORO MINING CORP.

DATE: September 3, 2009.	/s/ Andrew Brodkey
Name: Andrew Brodkey Title: President/Chief Executive Officer